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                                                                    EXHIBIT 10.6

                                AGCO CORPORATION
                       2006 LONG-TERM STOCK INCENTIVE PLAN

                           PERFORMANCE SHARE AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in Section
1), by and between the Participant and AGCO Corporation (the "Company");

     WHEREAS, the Company maintains the AGCO Corporation 2006 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Performance Share Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD AND DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

          (a) DATE OF TERMINATION. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary, a director of the Company or any Subsidiary, an independent contractor performing services for the Company or any Subsidiary nor providing services as a consultant to the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, a Participant who is an employee ceases to be an employee of the Company or any Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company or any Subsidiary), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

          (b) DESIGNATED BENEFICIARY. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

          (c) DISABILITY. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" if he is eligible for disability payments under the Company's long-term disability plan.

          (d) GRANT DATE. The "Grant Date" is _______________________.

          (e) PARTICIPANT. The "Participant" is ____________________________.

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          (f) PERFORMANCE PERIOD. The "Performance Period" is the period beginning on ______________________ and ending on
     _________________________.

          (g) PERFORMANCE SHARES. The number of "Performance Shares" shall be _____________ shares. Performance Shares granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Period, and that will be settled in shares of Stock to the extent provided in this Agreement and the Plan. The award of Performance Shares does not entitle the Participant to any rights as a shareholder of the Company with respect to the Performance Shares, including accounting of the payment of dividends on the Company's Stock during the Performance Period.

          (h) RETIREMENT. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination on or after the date the Participant attains age 65 or such earlier date as approved by the Committee in its sole discretion,

     Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     2. AWARD. Subject to the terms of this Agreement and the Plan, the Participant is hereby granted the number of Performance Shares as set forth in
Section 1.

     3. SETTLEMENT OF AWARDS.

          (a) The Company shall deliver to the Participant one share of Stock for each Performance Share earned by the Participant, as determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement.

          (b) The earned Performance Shares payable to the Participant in accordance with the provisions of this Section 3 shall be paid solely in shares of Stock, except that cash shall be distributed in lieu of any fractional share of Stock.

     4. TIME OF PAYMENT. Except as otherwise provided in this Agreement, payment of Performance Shares earned in accordance with the provisions of Section 3 will be delivered as soon as practicable after the end of the Performance Period; provided, however, that such payment shall occur within two and a half months after the later of (i) the last day of the Participant's taxable year during which the end of the Performance Period occurs or (ii) the last day of the Company's taxable year during which the end of the Performance Period occurs.

     5. RETIREMENT, DISABILITY, OR DEATH DURING PERFORMANCE PERIOD. If the Participant's employment with the Company and Subsidiaries terminates during the Performance Period because of the Participant's Retirement, Disability, or death, the Participant shall be entitled to a prorated value of the Performance Shares earned in accordance with Exhibit 1, determined at the end of the Performance Period, and based on the ratio of the number of months the Participant is employed during the Performance Period to the total number of months in the Performance Period.


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     6. TERMINATION OF EMPLOYMENT DURING PERFORMANCE PERIOD. If the
Participant's employment with the Company and the Subsidiaries terminates during the Performance Period for any reason other than the Participant's Retirement, Disability, or death, the Performance Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Participant will be entitled to receive a pro rata or other portion of the Performance Shares in accordance with Exhibit 1 determined at the end of the Performance Period.

     7. CHANGE IN CONTROL. If a Change in Control occurs during the Performance Period, and the Participant's Date of Termination (as defined below) does not occur before the Change in Control date, the Participant shall earn the Performance Shares under any then uncompleted Performance Period at the greater of (a) 100% of the Target level described in Exhibit 1 of that Performance Period or (b) the level of performance dictated by the trend of the Company's actual performance to date (based upon pro rating the completed fiscal years within the Performance Period, and zero until there is a completed fiscal year) versus the Performance Measures in Exhibit 1 of that Performance Period. Notwithstanding the provisions of Section 3, the value of Performance Shares earned in accordance with the foregoing provisions of this Section 7 shall be delivered to the Participant in a lump sum cash payment as soon as practicable after the occurrence of a Change in Control, with the value of a Performance Share equal to the Fair Market Value of a share of Stock determined under the provisions of Section 3 as of the date of the Change in Control. Distributions to the Participant under Section 3 shall not be affected by payments under this
Section 7, except that before payments are made under Section 3, and after all computations required under Section 3 have been made, the number of Performance Shares earned by the Participant shall be reduced by the number of Performance Shares with respect to which payment was made to the Participant under this
Section 7. The Participant shall not be required to repay any amounts to the Company on account of any distribution made under this Section 7 for any reason, including failure to achieve the Performance Measures.

     8. HEIRS AND SUCCESSORS.

          (a) This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

          (b) If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

          (c) If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.


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          (d) If a deceased Participant has designated a beneficiary but the
     Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement but before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     9. FORFEITURE. Notwithstanding the foregoing, if, following the Date of Termination, Participant violates any of Participant's post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees of the Company or any Subsidiary, to maintain the confidentiality on information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Participant shall return to the Company the proceeds from this Award to the extent received by the Participant on or after one year prior to Date of Termination.

     10. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     11. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan

     12. AMENDMENT. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.

                                        AGCO CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


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                                    EXHIBIT 1

                                AGCO CORPORATION
                          2006 LONG-TERM INCENTIVE PLAN

                           PERFORMANCE SHARE AGREEMENT
                         FOR: _________________________

                              PERFORMANCE MEASURES

I. PURPOSE. The purpose of this Exhibit 1 is to set forth the Performance Measures that will be applied to determine the amount of the award to be made under the terms of the attached Performance Share Agreement (the "Agreement"). This Exhibit 1 is incorporated into and forms a part of the Agreement.

II. REVISION OF PERFORMANCE MEASURES. The Performance Measures set forth in this Exhibit 1 may be modified by the Committee during, and after the end of, the Performance Period to reflect significant events that occur during the Performance Period.

III. PERFORMANCE GOALS. The Performance Goals shall be as follows:

[INSERT PERFORMANCE GOALS]

IV. AMOUNT OF AWARD. The amount distributable to the Participant under the Agreement shall be determined in accordance with the following schedule:

[INSERT SCHEDULE]